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METHODE ELECTRONICS, INC.

INFORMATION STATEMENT

Distribution of
54,029,807 Shares of Common Stock
of Stratos Lightwave, Inc.
by Methode Electronics, Inc.
to Methode Class A and Class B Common Stockholders

INTRODUCTION

    We are sending you this Information Statement in connection with our distribution of 54,029,807 shares of Stratos Lightwave, Inc. to the holders of Methode Class A and Class B common stock on a pro-rata basis. We are effecting this distribution by distributing approximately 1.5113 shares of Stratos common stock as a dividend on each outstanding share of Methode Class A and Class B common stock. The dividend will be distributed as of April 28, 2001, to holders of record of Methode Class A and Class B common stock as of the close of business on April 5, 2001.

    Stratos develops, manufactures and sells optical subsystems and components for high data rate networking, data storage and telecommunication applications. These optical systems are used in local area networks, storage area networks, metropolitan area networks, wide area networks and in the telecommunications market. Stratos also designs, manufactures and sells a full line of optical components and cable assemblies for use in these networks. In February 2000, our board of directors determined that it would be in the best interests of Methode and its stockholders to separate Stratos from Methode. In the first quarter of fiscal 2001, Stratos completed an initial public offering of 10,062,500 shares of its common stock. Following this distribution, Methode will no longer own any Stratos shares and Stratos will be a separate, fully independent, publicly-traded company.

    No vote of Methode stockholders is required in connection with the Stratos distribution. Methode stockholders will not be required to pay for the shares of Stratos common stock received by them in the distribution, or to surrender or exchange shares of Methode Class A or Class B common stock to receive Stratos common stock in the distribution, or to take any other action in connection with the distribution. We are sending you this Information Statement, which contains additional information about the terms of the distribution, certain federal income tax consequences of the distribution, Stratos and Stratos common stock, for your information only. If you would like more information, please visit our website at www.methode.com or call 708-867-6777.

    Neither the Securities and Exchange Commission nor any state securities regulators have approved the Stratos common stock to be issued to you pursuant to this distribution or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this Information Statement is April 12, 2001.

INFORMATION ABOUT THE DISTRIBUTION

The Distribution

    On March 22, 2001, our board of directors approved the distribution of the shares of Stratos common stock held by Methode to holders of Methode Class A and Class B common stock. To effect this distribution, our board declared a dividend on Methode Class A and Class B common stock consisting of 54,029,807 shares of Stratos common stock owned by Methode. These shares represent all of the shares of Stratos capital stock owned by Methode. The dividend will be distributed as of April 28, 2001, to holders of record of Methode Class A and Class B common stock as of the close of business on April 5, 2001, as more fully described below.

    You will not be required to pay any cash or other consideration for the shares of Stratos common stock distributed to you or to surrender or exchange your shares of Methode Class A or Class B common stock to receive the dividend of Stratos common stock.

The Number of Shares You Will Receive

    For each share of Methode Class A and Class B common stock that you own at the close of business on April 5, 2001, the record date, you will be entitled to receive that number of shares of Stratos common stock equal to the quotient obtained by dividing the total number of shares of Stratos common stock to be distributed in the distribution by the aggregate number of shares of Methode Class A and Class B common stock outstanding on the record date. Thus, the following equation determines the number of shares of Stratos common stock you will receive for each share of Methode Class A or Class B common stock you hold:

Total number of shares of Stratos common stock to be distributed	=	54,029,807	=	1.511303

Total number of shares of Methode Class A and Class B common stock outstanding as of the close of business on the record date		35,750,470

    Based on the number of shares of Methode Class A and Class B common stock outstanding on the record date, you will be entitled to receive approximately 1.5113 shares of Stratos common stock for each share of Methode Class A or Class B common stock you owned at the close of business on the record date.

Trading Between the Record Date and the Distribution Date

    Between the record date and April 28, 2001, the distribution date, there will be two markets available in Methode Class A and Class B common stock, a "regular way" market and an "ex-distribution" market. Methode Class A and Class B common stock that trades on the regular way market will trade with an entitlement to shares of Stratos common stock distributed in the distribution. Methode Class A and Class B common stock that trades on the ex-distribution market will trade without an entitlement to shares of Stratos common stock distributed in the distribution. Therefore, if you owned shares of Methode Class A or Class B common stock at the close of business on the record date, and sell those shares on the regular way market prior to April 28, 2001, the distribution date, you will also be trading the shares of Stratos common stock that would have been distributed to you in the distribution. If you sell your shares of Methode Class A or Class B common stock on the ex-distribution market prior to the distribution date, you will still receive the shares of Stratos common stock that were to be distributed to you based on your ownership of the shares of Methode Class A and Class B common stock on the record date.

    Furthermore, between the record date and distribution date there will be two markets in Stratos common stock, a "regular way" market and a "when-issued" market. Stratos common stock trading in the regular way market will trade in the same manner as it did before the record date. The when-issued trading market will be a market for shares of Stratos common stock that will be distributed to Methode Class A and Class B common stockholders on the distribution date. If you own shares of Methode Class A or Class B common stock at the close of business on the record date, then you are entitled to shares of Stratos common stock distributed in the distribution. You may trade this entitlement to shares of Stratos common stock, without the shares of Methode Class A or Class B common stock you own, on the when-issued trading market. Trades effected in the when-issued market will be settled with shares of Stratos common stock issued in the distribution.

When and How You Will Receive the Distribution

    We will distribute the dividend as of April 28, 2001 by releasing our shares of Stratos common stock to be distributed in the distribution to Mellon Investor Services LLC, our transfer agent. Our transfer agent will then cause the shares of Stratos common stock to which you are entitled to be registered either:

  •
  in your name, if you physically hold Methode Class A or Class B common stock certificates and are the registered holder of those shares, or
  •
  in the "street name" of your brokerage firm, if your brokerage firm is the registered holder of your Methode Class A or Class B common stock.

    Most Methode stockholders have their Methode stock certificates held on account by a stock brokerage firm. In such cases, the brokerage firm is the registered holder or "street name" and the Stratos common stock being distributed will be registered in the name of the brokerage firm. Your broker will then electronically credit your account for the shares of Stratos common stock that you are entitled to receive in the distribution. We encourage you to contact your broker if you have any questions regarding the mechanics of having your shares of Stratos common stock posted to your account. If you physically hold Methode Class A or Class B stock certificates and are the registered holder, you will receive a stock certificate representing the whole shares of Stratos common stock that you are entitled to receive in the distribution by mail from the transfer agent. The transfer agent will begin mailing these stock certificates promptly after the April 28, 2001 distribution date.

    The transfer agent will not deliver any fractional shares of Stratos common stock in connection with the distribution. Instead, the transfer agent will aggregate all fractional shares and sell them on behalf of those holders who otherwise would be entitled to receive a fractional share. Such holders will then receive a cash payment in an amount equal to their pro rata share of the total net proceeds of that sale. If you are the registered holder of your Methode Class A and Class B common stock shares, a check for any cash that you may be entitled to receive instead of fractional shares of Stratos common stock will follow separately. We currently estimate that it will take about two weeks from the distribution date for the transfer agent to complete these mailings. If your shares of Methode Class A or Class B common stock are held in the "street name" of your brokerage firm, your broker will electronically credit your account for any cash that you may be entitled to receive instead of fractional shares.

U.S. Federal Income Tax Consequences

    Tax-Free Status of the Distribution.  We have received a private letter ruling from the Internal Revenue Service stating that our distribution of Stratos common stock to Methode Class A and Class B common stockholders will be tax-free to us and to our stockholders for U.S. federal income tax purposes. This means that for U.S. federal income tax purposes:

  •
  Methode Class A and Class B common stockholders will not recognize a gain or loss by reason of the receipt of whole shares of Stratos common stock in the distribution; and
  •
  Methode will not recognize gain or loss by reason of the distribution.

    Although private letter rulings are generally binding on the IRS, we will not be able to rely on the ruling if any of the factual representations or assumptions we made to obtain the ruling are, or become, incorrect or untrue in any material respect. We are not aware of any facts or circumstances that would cause any of these representations or assumptions to be incorrect or untrue in any material respect. Nevertheless, if the IRS subsequently held our distribution to be taxable, the above consequences would not apply and both Methode and our stockholders could be subject to U.S. federal income tax.

    Subsequent Sale of Stock.  If you sell your shares of Methode Class A or Class B common stock or Stratos common stock after the distribution, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under "Allocation of Tax Basis." This gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under "Holding Period."

    Allocation of Tax Basis.  The tax basis in your shares of Methode Class A and Class B common stock immediately prior to the distribution will be allocated between your Methode Class A and Class B common stock and Stratos common stock in proportion to the their relative fair market value on April 28, 2001, the distribution date. Following the distribution, your aggregate tax basis in your shares of Methode Class A and Class B common stock and Stratos common stock, including any fractional shares sold for cash, will be the same as your tax basis in your shares of Methode Class A and Class B common stock immediately prior to the distribution.

    The tax basis of a share of Methode Class A common stock after the distribution will equal the tax basis of the Methode Class A common stock before the distribution multiplied by a fraction, the numerator of which is the fair market value of a share of Methode Class A common stock immediately after the distribution and the denominator of which is the sum of the fair market value of the Methode Class A common share immediately after the distribution and the fair market value of the Stratos common stock received in the distribution with respect to such share of Methode Class A common stock.

    The tax basis of a share of Stratos common stock after the distribution is equal to the tax basis of the Methode Class A common stock before the distribution multiplied by a fraction, the numerator of which is the fair market value of a share of Stratos common stock immediately after the distribution and the denominator of which is the sum of the fair market value of the Methode Class A common share immediately after the distribution and the fair market value of the Stratos common stock received in the distribution with respect to such share of Methode Class A common stock.

    The tax basis of a share of Methode Class B common stock after the distribution and the tax basis of a share of Stratos common stock received in the distribution with respect to such share of Methode Class B common stock after the distribution will be determined in the same manner described above.

    Holding Period.  The holding period for capital gains purposes of the shares of Stratos common stock that you receive as a result of the distribution will include, and be the same as, the holding period for your shares of Methode Class A or Class B common stock with respect to which your distribution of Stratos common stock was made, provided that your shares of Methode common stock are held as a capital asset on the distribution date.

    Treatment of Fractional Shares.  If you receive cash in lieu of a fractional share of Stratos common stock as part of the distribution, this cash will be treated for U.S. federal income tax purposes as paid in exchange for such fractional share of stock. You will realize a capital gain or loss, provided that the fractional share is considered to be held as a capital asset, measured by the difference between the cash you receive for such fractional share and your tax basis in that fractional share as described above. This capital gain or loss will be treated as a long-term or short-term gain or loss based on your holding period for the Methode Class A or Class B common stock on which you received your distribution of Stratos common stock.

    Example.  To aid you in calculating the allocation of your tax basis, we have provided an example below based on the fictitious Companies P and S. In the following example, "Company P" is the name of the parent company distributing shares of its subsidiary, "Company S." Pursuant to Company P's distribution of the stock it holds of Company S, each holder of Company P common stock is entitled to receive 1.25 shares of Company S common stock for every share of Company P common stock held by such holder.

  On January 15, 2000, Stockholder purchased 75 shares of Company P common stock at $20 per share for a total of $1,500. Stockholder's tax basis in her shares of Company P common stock is $1,500. Immediately after the distribution date, the fair market value of Company P common stock was $10 per share and the fair market value of Company S common stock was $32 per share. After the distribution, Stockholder was entitled to 93.75 shares of Company S common stock. Stockholder received 93 shares of Company S common stock and $24 in cash, three-fourths of the value of one share of Company S common stock.

    The tax basis allocable to a share of Company P common stock after the distribution is computed as follows:

    20 × (10 / (10 + (1.25 × 32))) = $4.00 per share, or
    20 × (10 / (10 + 40)) = $4.00 per share.

    The tax basis allocable to a share of Company S common stock after the distribution date is computed as follows:

    20 × (32 / (10 + (1.25 × 32))) = $12.80 per share, or
    20 × (32 / (10 + 40)) = $12.80 per share.

    Stockholder will be subject to long-term capital gains tax on $14.40, the difference between her basis in three-quarters of a share of Company S common stock, or $9.60 and the $24 she received as payment for her three-quarter share of Company S common stock.

    We can test to prove that all of the original basis has been allocated and accounted for, as follows:

    75 shares of Company P stock × $4.00 per share equals $300,
    93 shares of Company S stock × $12.80 per share equals $1,190.40, and
    3/4 share of Company S stock treated as sold × $12.80 per share equals $9.60.
    The sum of these three is $1,500.

    Please note that these calculations will need to be repeated for each block of shares in which a shareholder has a different basis.

    State, Local and Foreign Tax Consequences.  You should consult your own tax advisor regarding the state, local and foreign tax consequences of your receipt of shares of Stratos common stock and any payment for fractional shares.

    Tax Return Statement.  U.S. Treasury regulations require you to attach a detailed statement setting forth certain information regarding the distribution to your U.S. federal income tax return for the year in which the distribution occurs. Within a reasonable time after completion of the distribution, we will provide you with the information necessary to comply with this requirement. You should retain this statement so it can be completed and attached to your tax return.

    The summary of U.S. federal income tax consequences set forth above is for general information purposes only and may not be applicable to stockholders who are not citizens or residents of the United States or who are otherwise subject to special treatment under the Internal Revenue Code. All stockholders should consult their own tax advisors as to the particular tax consequences to them of the distribution, including the state, local and (if applicable) foreign tax consequences.

INFORMATION ABOUT STRATOS

Stratos' Business

    Stratos develops, manufactures and sells optical subsystems and components for high data rate networking, data storage and telecommunication applications. Stratos' optical subsystems convert electronic signals into optical signals and back into electronic signals, thereby facilitating the transmission of information over optical communication networks. These optical subsystems are designed for use in local area networks, storage area networks, metropolitan area networks, wide area networks and in telecommunication markets. Stratos' optical subsystems are compatible with the transmission protocols used in these networks, including Gigabit Ethernet, Fast Ethernet, Fibre Channel and synchronous optical network, or SONET. Stratos also designs, manufactures, and sells a full line of optical components and cable assemblies for use in these networks.

    Stratos' optical subsystems consist of a broad range of optical transceivers and multi-channel optical links. These devices serve as high data rate interconnects between network devices, such as hubs, switches, servers and storage elements. Stratos optical subsystems are available in a variety of fiber optic interfaces, or form factors, and support a wide range of data rates, protocols, wavelengths, modes and transmission distances. Stratos' optical subsystems include:

  Embedded Transceivers.  Embedded transceivers are designed to be directly soldered to a printed circuit board. Stratos transceivers deliver some of the lowest radiated EMI levels in the industry, assisting its customers in achieving required FCC certifications. Stratos' highly miniaturized optical RJ-format transceivers use the identical shell and external port dimensions as the most common copper-wired network interface, allowing manufacturers to use the same cabinetry, port labels and panel cutouts as previous electronic-signal based designs.

  Internal Removable Transceivers.  Internal removable transceivers, also known as gigabit interface converters or GBICs, are configured in a protective module designed to plug into a connector and guide rail system that has been soldered to a printed circuit board. Removable transceivers are designed to be "hot pluggable", which means they can be replaced while the system is operational. Stratos' GBIC products feature higher quality VCSELs and AC coupling, deliver some of the lowest EMI levels in the industry and are assembled in a precision mechanical package for higher performance and reliability.

  External Removable Transceivers.  External removable transceivers, also known as media interface adapters or MIAs, are similar to GBICs, except the transceiver module remains outside of the system. This configuration is used to convert electronic signals from a short-distance copper-wire based transceiver to optical signals. This product is typically used to extend the flexibility and product life of copper-wire based storage networking equipment.

  Multi-Channel Optical Links.  Multi-channel optical links are arrays with signals typically configured for one direction, unlike transceivers, which are pairs of bi-directional (transmit/receive) channels. An initial application for these devices are as high data rate, very short-range (VSR) data links. This allows the use of less costly and more available components by splitting the signal into multiple, lower data rate channels.

    Stratos optical components include an extensive range of fiber optic connectors, optical flex circuit assembles, cable assemblies and related accessories. Stratos' optical components include:

  Fiber Optic Connectors.  Stratos connector products include a variety of form factors for single and multi-fiber applications. In addition to standard SC connectors and legacy standard connectors, Stratos offers small form factor LC and MT-RJ connectors that meet the needs of its customers to connect higher numbers of interface ports in the same or smaller space. Common applications of Stratos optical connectors include enterprise, broadband and telecommunication applications.

  High Density Backplane Connectors.  Fiber optic "backplane" connectors are used to replace electronic interconnections inside many high-performance systems, solving many of the heat, distance and EMI problems associated with standard electronic based wiring. Stratos' QUANTUM MPX fiber optic backplane connectivity system offers very high-density connectivity in backplane applications such as those used in high speed data networking and telecommunications switching equipment.

  Optical Flex Circuits.  To address the growing complexity of optical channels inside systems, optical flex circuits offer an alternative to conventional fiber optic interconnection. The optical flex circuit, a new technology, offers major improvements in density, with significant benefits in channel organization, assembly quality and manufacturing efficiency. Flex circuits can handle the complex routing of up to 64 fibers in a single low-profile assembly.

  Special Harsh Environment Connectors.  Stratos offers a comprehensive line of high-performance connectors for harsh environment applications. These connectors use a patented expanded beam technology that increases the size of the optical signal target by nearly 15 times, neutralizing most of the effects of shock, vibration, particle contamination and misalignment. Stratos harsh connector products are designed primarily for use in military tactical, petrochemical and field broadcast applications.

  Cable Assemblies.  Stratos manufactures a variety of customized cable assemblies for use where greater performance such as generally lower and more predictable insertion loss, reflectance and mechanical characteristics are required. Common applications include intra-system interconnecting patch cords for OEMs of high capacity networking systems and telecommunications switches as well as interconnecting cable terminations for high and intermediate data rate applications.

  Custom Value-Added Products.  Stratos manufactures custom integrated optical connector assemblies where its specialized capabilities can be used to provide its customers with value-added products. These capabilities include optoelectronic device connectorization, hermetic fiber feed-through assembly, precision cleaving, array fiber to chip assembly, and assembly, splicing and termination of massively parallel fiber array ferrule connectors.

    As of March 31, 2001, Stratos had approximately 934 full-time employees. Stratos' corporate headquarters and principal manufacturing facilities are located in Chicago, Illinois. Stratos also has facilities in Palm Bay, Florida, Bedford, Massachusetts, Haverhill, Suffolk, United Kingdom and Shenzhen, China.

Background of the Separation of Stratos from Methode

    On February 23, 2000, Methode announced its plan to create a separate company comprised of its optical products business. To effect the separation, Methode contributed and transferred substantially all of its optical products business to Stratos on May 28, 2000. In the first quarter of fiscal 2001, Stratos completed an initial public offering of 10,062,500 shares of its common stock. After the completion of the initial public offering, Methode owned 54,029,807 shares of Stratos common stock, representing approximately 84.3% of the total outstanding shares.

    In the final step of the separation, Methode is distributing all of the shares of Stratos common stock it owns to the holders of Methode Class A and Class B common stock on a pro rata basis. On March 22, 2001, Methode's board of directors approved the distribution of its 54,029,807 shares of Stratos common stock to holders of Methode Class A and Class B common stock by means of a dividend as described in this Information Statement. After the distribution, Methode will not own any Stratos shares and Stratos will be a fully independent, publicly traded company.

INFORMATION ABOUT STRATOS COMMON STOCK

Stratos Common Stock

    Stratos' authorized capital stock consists of 200,000,000 shares of common stock, $.01 par value, and 5,000,000 shares of undesignated preferred stock, $.01 par value. As of April 5, 2001, there were 64,092,307 shares of common stock and no shares of preferred stock outstanding.

Market for Stratos Common Stock

    Stratos common stock currently trades on the Nasdaq National Market under the symbol "STLW." A public market was established for Stratos common stock as a result of Stratos' initial public offering on June 26, 2000.

    The following table sets forth, for the periods indicated, the high and low sale prices of Stratos common stock as reported on the Nasdaq National Market. We urge you to obtain current quotations for Stratos common stock.

Fiscal Year Ending April 30, 2001	High	Low
First Quarter (June 27 to July 31)	$56.125	$26.000
Second Quarter (August 1 to October 31)	$50.500	$21.313
Third Quarter (November 1 to January 31)	$27.625	$9.063
Fourth Quarter (February 1 to March 30)	$14.125	$7.875

Stratos Transfer Agent

    The transfer agent and registrar for Stratos common stock is Mellon Investor Services LLC. You may contact the transfer agent and registrar at the address set forth below. All correspondence should be sent to the following address:

  Mellon Investor Services LLC
  Overpeck Centre, 85 Challenger Road
  Ridgefield Park, New Jersey 07660
  Toll-free 1-800-288-9541 (TDD) 1-800-231-5469
  www.mellon-investor.com

WHERE YOU CAN FIND MORE INFORMATION

    Methode and Stratos are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly, each company files registration statements, reports, proxy statements and other information with the SEC, including financial statements. If you would like more information about Stratos, we urge you to read Stratos' reports filed with the SEC.

    You may read and copy reports, statements and other information filed by Methode and Stratos with the SEC at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. These documents are also available on the SEC's web site. The address of this site is http://www.sec.gov.

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INTRODUCTION
INFORMATION ABOUT THE DISTRIBUTION
INFORMATION ABOUT STRATOS
INFORMATION ABOUT STRATOS COMMON STOCK
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